Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-205415 on Form S-8 of our report dated March 29, 2016, relating to the financial statements of the Columbia Pipeline Group, Inc. Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K of Columbia Pipeline Group, Inc. Employee Stock Purchase Plan for the period from inception July 1, 2015 through December 31, 2015.

/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana
March 29, 2016